Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A of Fidelity Municipal Trust, of our reports dated February 2, 1996 on the financial statements and financial highlights included in the December 31, 1995 Annual Report to Shareholders of Fidelity Michigan Municipal Income Fund (formerly known as Fidelity Michigan Tax-Free High Yield Portfolio), Fidelity Ohio Municipal Income Fund (formerly known as Fidelity Ohio Tax-Free High Yield Portfolio), Fidelity Minnesota Municipal Income Fund (formerly known as Fidelity Minnesota Tax-Free High Yield Portfolio), Spartan Pennsylvania Municipal Income Fund, (formerly known as Spartan Pennsylvania Municipal High Yield Portfolio) Fidelity Municipal Bond Fund (formerly known as Fidelity Municipal Bond Portfolio), Fidelity Insured Municipal Income Fund (formerly known as Fidelity Insured Tax-Free Portfolio), and Fidelity Aggressive Municipal Fund (formerly known as Fidelity Aggressive Tax-Free Portfolio).
We also consent to the incorporation by reference in this Post-Effective Amendment, of our report dated January 4, 1996 on the financial statements and financial highlights included in the Annual Report to Shareholders of Fidelity Court Street Trust: Fidelity High Yield Tax-Free Portfolio (currently known as Fidelity High Yield Tax-Free Fund); and our reports dated February 2, 1996 for Fidelity Municipal Trust II:Fidelity Michigan Municipal Money Market Portfolio (currently known as Fidelity Michigan Municipal Money Market Fund), Fidelity Ohio Municipal Money Market Portfolio (currently known as Fidelity Ohio Municipal Money Market Fund), and Spartan Pennsylvania Municipal Money Market Portfolio (currently known as Spartan Pennsylvania Municipal Money Market Fund) and Fidelity School Street Trust: Fidelity Limited Term Municipals (currently known as Fidelity Limited Term Municipal Income Fund).
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

Boston, Massachusetts     /s/COOPERS & LYBRAND
February 14, 1996             COOPERS & LYBRAND L.L.P.